Filed Pursuant to Rule 424(b)(3)
Registration No. 333-206186

PROSPECTUS SUPPLEMENT NO. 2

AKOUSTIS TECHNOLOGIES, INC.

7,876,310 Shares of Common Stock

This prospectus supplement no. 2 (the “Supplement”) supplements information contained in the prospectus dated October 21, 2015 (the “Prospectus”) and prospectus supplement no. 1 dated November 12, 2015, relating to the resale by selling stockholders of Akoustis Technologies, Inc., a Nevada corporation, of up to 7,876,310 shares of our common stock, par value $0.001 per share.  Of the shares being offered, 5,655,608 are presently issued and outstanding, 324,650 are issuable upon exercise of common stock purchase warrants and 1,896,052 shares of common stock represent a good faith estimate of the number of shares which may become issuable pursuant to the price protected anti-dilution provision applicable to 3,792,104 of the 5,655,608 outstanding shares. The shares offered by the Prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

This Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Committee for the quarterly period ended December 31, 2015 (the “Form 10-Q”) and the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2016 (the “Form 8-K”). Accordingly, we have attached the Form 10-Q and Form 8-K to this Prospectus Supplement.

This Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus. This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 11, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended December 31, 2015

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number:  333-193467

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-1229046
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9805 Northcross Center Court, Suite H

Huntersville, North Carolina 28078

(Address of principal executive offices) (Zip Code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☐  No ☐ (Note: The registrant is a voluntary filer of reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; the registrant has filed during the preceding 12 months all reports it would have been required to file by Section 13 or 15(d) of the Securities Exchange Act of 1934 if the registrant had been subject to one of such Sections.)

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)  Yes ☐  No ☒

As of February 16, 2016, there were 12,915,115 shares of the registrant’s Common Stock, $0.001 par value per share, issued and outstanding.

AKOUSTIS TECHNOLOGIES, INC.

FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 2015

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Report contains forward-looking statements, including, without limitation, in the sections captioned “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and “Risk Factors,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable radio frequency filters, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, our limited operating history, our inability to generate revenues or achieve profitability, our inability to achieve acceptance of our products in the market, upturns and downturns in the industry, our limited number of patents, failure to obtain, maintain and enforce our intellectual property rights, our inability to attract and retain qualified personnel, our substantial reliance on third parties to manufacture products, existing or increased competition, failure to innovate or adapt to new or emerging technologies, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise

Readers should read this Report in conjunction with the discussion in Item 2.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2015 (the “Super 8-K”), and the financial statements and notes thereto contained in that report, as well as the financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

2

EXPLANATORY NOTE

We were incorporated as Danlax, Corp., in Nevada on April 10, 2013. Prior to the Merger and Split-Off (each as defined below), our business was development and sales of mobile games.

As previously reported, on April 15, 2015, (i) we changed our name to Akoustis Technologies, Inc., and (ii) we increased our authorized capital stock from 75,000,000 shares of Common Stock, par value $0.001 per share, to 300,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Also as previously reported, on April 23, 2015, we completed a 1.094891-for-1 forward split of our Common Stock in the form of a dividend, with the result that the 11,740,000 shares of Common Stock outstanding immediately prior to the stock split became 12,854,024 shares of Common Stock outstanding immediately thereafter. All share and per share numbers in this Report relating to our Common Stock have been adjusted to give effect to this stock split, unless otherwise stated.

Also as previously reported, on May 22, 2015, our wholly owned subsidiary, Akoustis Acquisition Corp., a corporation formed in the State of Delaware on May 15, 2015 (“Acquisition Sub”) merged (the “Merger”) with and into Akoustis, Inc., a corporation incorporated in the State of Delaware on May 12, 2014. Akoustis, Inc., was the surviving corporation in the Merger and became our wholly owned subsidiary. All of the outstanding stock of Akoustis, Inc., was converted into shares of our Common Stock, as described in more detail below.

In connection with the Merger and pursuant to a Split-Off Agreement, we transferred our pre-Merger assets and liabilities to our pre-Merger majority stockholder, in exchange for the surrender by him and cancellation of 9,854,019 shares of our Common Stock. As a result of the Merger and Split-Off, we discontinued our pre-Merger business and acquired the business of Akoustis, Inc., and will continue the existing business operations of Akoustis, Inc., as a publicly-traded company under the name Akoustis Technologies, Inc.

Also as previously reported, on May 22, 2015, we closed a private placement offering (the “Offering”) of 3,531,104 shares of our Common Stock, at a purchase price of $1.50 per share.

Also as previously reported, on May 22, 2015, we changed our fiscal year from a fiscal year ending on July 31 of each year to one ending on March 31 of each year, which is the fiscal year end of Akoustis, Inc.

Also as previously reported, on June 9, 2015, we completed a second and final closing of the Offering in which we sold 261,000 additional shares of our Common Stock, at the same purchase price.

See Item 2.01 of the Super 8-K and Item 3.02 of our Current Report on Form 8-K filed with the SEC on June 15, 2015, for more information concerning the transactions described above.

The Merger was accounted for as a “reverse merger,” and Akoustis, Inc., was deemed to be the accounting acquirer in the reverse merger for accounting purposes. Consequently, in this and all future filings with the SEC, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Akoustis, Inc., prior to the Merger.

We continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “emerging growth company” under the Jumpstart Our Business Startups Act (the JOBS Act) following the Merger. As a result of the Merger we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

When used in this Report, the terms, “we,” the “Company,” “our,” and “us” refers to Akoustis Technologies, Inc., a Nevada corporation (formerly Danlax, Corp.), and its subsidiaries.

3

PART I – FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets as of December 31, 2015 (unaudited) and March 31, 2015	5
Condensed Consolidated Statements of Operations for the three months ended December 31, 2015 and 2014 and the nine months ended December 31, 2015 and for the Period from May 12, 2014 (Inception) through December 31, 2014 (unaudited)	6
Condensed Consolidated Statement of Changes in Stockholders’ Equity for the nine months ended December 31, 2015 (unaudited)	7
Condensed Consolidated Statements of Cash Flows for the nine months ended December 31, 2015 and for the Period from May 12, 2014 (Inception) through December 31, 2014 (unaudited)	8
Notes to Condensed Consolidated Financial Statements (unaudited)	9

4

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX, CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2015	2015
	(unaudited)
Assets

Assets:
Cash and cash equivalents	$2,483,489	$687,739
Inventory	-	30,521
Prepaid expenses	67,887	19,000
Total current assets	2,551,376	737,260

Property and equipment, net	192,062	65,512

Intangibles, net	46,566	26,966

Other assets	60,970	2,715
Total Assets	$2,850,974	$832,453

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$509,617	$58,439
Convertible notes payable	-	655,000
Total current liabilities	509,617	713,439

Long-term Liabilities:
Derivative liabilities	185,715	-

Total Liabilities	695,332	713,439

Commitments and contingencies

Stockholders' Equity
Preferred Stock, par value $0.001: 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 13,021,315 and 5,493,200 shares issued and outstanding at December 31, 2015 and March 31, 2015, respectively	13,021	5,493
Additional paid in capital	5,550,406	559,870
Accumulated deficit	(3,407,785)	(446,349)
Total Stockholders' Equity	2,155,642	119,014

Total Liabilities and Stockholders' Equity	$2,850,974	$832,453

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX, CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

				For the Period from
	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	May 12, 2014 (Inception) through
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Revenue	$-	$-	$-	$-

Operating expenses
Research and development	351,892	62,642	867,527	141,407
General and administrative expenses	724,481	94,473	2,145,931	210,887
Total operating expenses	1,076,373	157,115	3,013,458	352,294

Loss from operations	(1,076,373)	(157,115)	(3,013,458)	(352,294)

Other income
Grant income	-	-	29,999	-
Interest income	352	-	1,023	-
Change in fair value of derivative liabilities	5,414	-	21,000	-
Total other income	5,766	-	52,022	-

Net loss	$(1,070,607)	$(157,115)	$(2,961,436)	$(352,294)

Net loss per common share - basic and diluted	$(0.08)	$(0.03)	$(0.26)	$(0.06)

Weighted average common shares outstanding
-basic and diluted	12,768,358	5,493,200	11,218,287	5,493,200

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

AKOUSTIS TECHNOLOGIES, INC

(FORMERLY KNOWN AS DANLAX, CORP.)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED DECEMBER 31, 2015

(unaudited)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid In Capital	Deficit	Stockholders' Equity

Balance, April 1, 2015	5,493,200	$5,493	$559,870	$(446,349)	$119,014

Common stock issued for cash, net of issuance costs	3,362,104	3,362	4,238,265	-	4,241,627

Warrants issued to underwriter	-	-	(206,715)	-	(206,715)

Common stock issued upon conversion of notes	436,806	437	654,563	-	655,000

Recapitalization	3,000,005	3,000	(3,000)	-	-

Common stock issued for services	729,200	729	307,423	-	308,152

Net loss for the period ended December 31, 2015				(2,961,436)	(2,961,436)
Balance, December 31, 2015	13,021,315	$13,021	$5,550,406	$(3,407,785)	$2,155,642

The accompanying notes are an integral part of these condensed consolidated financial statements.

7

AKOUSTIS TECHNOLOGIES, INC

(FORMERLY KNOWN AS DANLAX, CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period from
	For the Nine Months Ended	May 12, 2014 (Inception) through
	December 31, 2015	December 31, 2014
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,961,436)	$(352,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,618	4,127
Amortization of intangibles	1,918	760
Share-based compensation	308,152	1,917
Change in fair value of derivative liabilities	(21,000)	-
Changes in operating assets and liabilities:
Inventory	30,521	-
Prepaid expenses	(48,887)	-
Other assets	(58,255)	(2,715)
Accounts payable and accrued expenses	451,178	18,724
Net Cash Used In Operating Activities	(2,282,191)	(329,481)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for machinery and equipment	(142,168)	(71,187)
Cash paid for intangibles	(21,518)	(26,435)
Net Cash Used In Investing Activities	(163,686)	(97,622)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from promissory note	-	30,000
Repayment of promissory note	-	(14,776)
Proceeds from issuance of common stock	4,241,627	1
Proceeds from issuance of preferred stock	-	530,000
Net Cash Provided By Financing Activities	4,241,627	545,225

Net Increase in Cash	1,795,750	118,122

Cash - Beginning of Period	687,739	-

Cash - End of Period	$2,483,489	$118,122

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$-	$716

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Stock compensation payable	$89,598	$1,684
Warrants issued for stock issuance costs	$206,715	$-
Conversion of convertible notes into common stock	$655,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

8

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

Note 1. Organization

Akoustis Technologies, Inc. (formerly known as Danlax, Corp.) (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 10, 2013. The Company operates in the telecommunications and fiber optics sector and is based in Huntersville, North Carolina.  The mission of the Company is to commercialize and manufacture its patent-pending Bulk ONE™ acoustic wave technology to address the critical frequency-selectivity requirements in today’s mobile smartphones – improving the efficiency and signal quality of mobile wireless devices and enabling The Internet of Things.

The Merger

On May 22, 2015, Akoustis Acquisition Corp., the Company’s wholly owned subsidiary, a corporation formed in the State of Delaware on May 15, 2015 (“Acquisition Sub”) merged (the “Merger”) with and into Akoustis, Inc., a corporation incorporated in the State of Delaware on May 12, 2014. Akoustis, Inc., was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company. All of the outstanding stock of Akoustis, Inc., was converted into shares of the Company’s Common Stock, as described in more detail below.

At the closing of the Merger, each of the 11,671 shares of Common Stock and the 5,300 shares of preferred stock of Akoustis, Inc. issued and outstanding immediately prior to the closing of the Merger was exchanged for 324.082 shares of the Company’s Common Stock. As a result, an aggregate of 5,500,006 shares of the Company’s Common Stock were issued to the holders of Akoustis Inc. stock.

In connection with the Merger and pursuant to a Split-Off Agreement, the Company transferred all pre-Merger assets and liabilities to the Company’s pre-Merger majority stockholder, in exchange for the surrender by him and cancellation of 9,854,019 shares of the Company’s Common Stock, resulting in 3,000,005 shares of the Company’s Common Stock outstanding at the time of the Merger. These cancelled shares will resume the status of authorized but unissued shares of the Company’s Common Stock.

As a result of the Merger and Split-Off, the Company discontinued its pre-Merger business and acquired the business of Akoustis, Inc., and will continue the existing business operations of Akoustis, Inc.

The Merger was accounted for as a “reverse merger,” and Akoustis, Inc., was deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Akoustis, Inc. and will be recorded at the historical cost basis and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Akoustis, Inc., historical operations of the Company, and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of the Company’s Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended. All historical share amounts of the accounting acquirer were retrospectively recast to reflect the share exchange.

Also on May 22, 2015, the Company changed its fiscal year from a fiscal year ending on July 31 of each year to one ending on March 31 of each year, which is the fiscal year end of Akoustis, Inc.

Since inception through December 31, 2015, the Company has not generated any revenue from operations and has accumulated losses of $3,407,785.

The Financing

On May 22, 2015, concurrently with the closing of the Merger, and as a condition to the Merger, the Company held a closing on a private placement offering (the “Offering”) in which the Company sold 3,101,104 shares of its Common Stock, at a purchase price of $1.50 per share. On June 10, 2015, the Company completed a second and final closing of the private placement offering in which the Company sold an additional 261,000 shares of Common Stock. In total, the Company sold an aggregate of 3,362,104 shares of Common Stock. The aggregate gross proceeds from the Offering was $5,043,206 (before deducting placement agent fees and offering expenses of approximately $801,579).

9

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

During April and May 2015, $655,000 principal amount of convertible notes of Akoustis, Inc., were converted into 436,806 shares of Common Stock of the Company on the same terms as the other investors in the Offering at a conversion price of $1.50 per share.

On August 6, 2015, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 for the public offering by selling stockholders of up to 7,876,310 shares of its Common Stock (which includes outstanding shares of Common Stock, shares underlying warrants and shares that may become issuable pursuant to an anti-dilution provision applicable to certain of the outstanding shares) pursuant to registration rights granted in connection with the May-June private placement. The Form S-1 was declared effective by the SEC on October 20, 2015.

Note 2.  Going Concern and Management Plans

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of December 31, 2015, the Company had a working capital of $2,041,759 and an accumulated deficit of $3,407,785.  The Company has not generated any revenues from operations and incurred net losses since inception. As of December 31, 2015, the Company had cash and cash equivalents of $2,483,489. The Company estimates the $2.3 million of cash and cash equivalents currently on hand is sufficient to fund its operations through July 2016, we will need to raise further capital, through the sale of additional equity securities, through additional grants, or otherwise, to support our future operations. There is no assurance that the Company’s projections and estimates are accurate.  Although the Company is actively managing and controlling the Company’s cash outflows to mitigate these risk, these matters raise substantial doubt about the Company’s ability to continue as a going concern.  The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s primary sources of operating funds since inception have been private equity, note financings and grants. The Company intends to raise additional capital through private debt and equity investors. The Company needs to raise additional capital in order to be able to accomplish its business plan objectives. The Company is continuing its efforts to secure additional funds through debt or equity instruments and grants. Management believes that it will be successful in obtaining additional financing based on its history of raising funds; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds it raises will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Note 3. Summary of significant accounting policies

Basis of presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited condensed consolidated financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 8-K for the period from inception through March 31, 2015 filed with the SEC on May 22, 2015. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 8-K for the period from inception through March 31, 2015 has been omitted. The results of operations for the interim periods presented are not necessarily indicative of results for the entire year ending March 31, 2016 or any other period.

10

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Akoustis, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(1)	Fair value of long–lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long–lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long–lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under–performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(2)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry–forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred a loss, (b) general economic conditions, and (c) other factors.

(3)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

(4)	Estimates and assumptions used in valuation of derivative liability: Management utilizes a binomial option pricing model to estimate the fair value of derivative liabilities. The model includes subjective assumptions that can materially affect the fair value estimates.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2015 and March 31, 2015, the Company had cash and cash equivalents of $2,483,489 and $687,739, respectively. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, the Company’s cash and cash equivalent balances may be uninsured or in amounts that exceed the FDIC insurance limits.

11

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

Inventory

Inventory is stated at lower of cost or market using the first-in, first-out (FIFO) valuation method. Inventory was comprised of raw materials at March 31, 2015. During the nine months ended December 31, 2015, the inventory was utilized for research and development purposes only and would therefore provide no future economic benefit to the Company. As a result, this inventory was expensed on the condensed consolidated statement of operations.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows.  If an asset’s carrying value exceeds such estimated cash flows (undiscounted and with interest charges), the Company records an impairment charge for the difference between the carrying amount of the asset and its fair value.

Based on its assessments, the Company did not record any impairment charges for the nine months ended December 31, 2015 and the period May 12, 2014 (Inception) through December 31, 2014.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. The change in fair value is recorded in the condensed consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations.

12

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

Grant income

During the nine months ended December 31, 2015, the Company was awarded grants of $29,999 from the National Science Foundation (the “NSF”).  The Company recognizes nonrefundable grant revenue when it is awarded. The Company received total proceeds from the grant of $29,999 in order to fund future research and development and are shown as “Grant income” on the condensed consolidated statement of operations.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to Common Stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of Common Stock equivalents. In periods when losses are reported, which is the case for the three months ended December 31, 2015 and 2014 and the nine months ended December 31, 2015 and the period May 12, 2014 (Inception) through December 31, 2014 presented in these condensed consolidated financial statements, the weighted-average number of common shares outstanding excludes Common Stock equivalents because their inclusion would be anti-dilutive.

The Company had the following Common Stock equivalents at December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014
Options	160,000	—
Warrants	324,650	—
Restricted stock	1,253,055	623,855
Totals	1,737,705	623,855

Shares outstanding

Shares outstanding include shares of restricted stock with respect to which restrictions have not lapsed. Restricted stock included in reportable shares outstanding was 1,253,055 shares and 623,855 shares as of December 31, 2015, and 2014, respectively. Shares of restricted stock are included in the calculation of weighted average shares outstanding.

Subsequent events

The Company has evaluated events that occurred subsequent to December 31, 2015 and through the date the financial statements were issued.

Note 4. Property and equipment

Property and equipment consisted of the following:

		December 31,	March 31,
	Estimated Useful Life	2015	2015
Research and development equipment	3 – 10 years	$192,672	$66,095
Computer equipment	5 years	13,718	4,367
Furniture and fixtures	5 – 10 years	3,725	725
Leasehold improvements	*	3,240	—
		213,355	71,187
Less: Accumulated depreciation		(21,293)	(5,675)
Total		$192,062	$65,512

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

13

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

The Company recorded depreciation expense of $8,456 and $2,185 for the three months ended December 31, 2015 and 2014, respectively. The Company recorded depreciation expense of $15,618 and $4,127 for the nine months ended December 31, 2015 and the period May 12, 2014 (Inception) through December 31, 2014, respectively.

Note 5. Intangible assets

The Company’s intangibles assets consisted of the following:

	Estimated useful life	December 31, 2015	March 31, 2015
Patents	15 years	$47,968	$26,450
Less: Accumulated amortization		(2,962)	(1,044)
Subtotal		45,006	25,406
Trademarks	—	1,560	1,560
Intangible assets, net		$46,566	$26,966

The Company recorded amortization expense of $378 and $380 for the three months ended December 31, 2015 and 2014, respectively. The Company recorded amortization expense of $1,918 and $760 for the nine months ended December 31, 2015 and the period May 12, 2014 (Inception) through December 31, 2014, respectively.

The following table outlines estimated future annual amortization expense for the next five years and thereafter:

December 31,
2016	$3,198
2017	3,198
2018	3,198
2019	3,198
2020	3,198
Thereafter	29,016
$45,006

Note 6. Convertible note

During March 2015, Akoustis, Inc. received $655,000 in proceeds from six investors upon execution of convertible notes. On April 9, 2015, one note holder converted $10,000 of his outstanding convertible note to 6,806 shares of Common Stock of the Company. On May 22, 2015, the remaining $645,000 of the notes was converted to 430,000 shares of Common Stock of the Company.

Note 7. Derivative Liabilities

Upon closing of the private placement transactions on May 22, 2015 and June 9, 2015, the Company issued 298,551 and 26,099 warrants, respectively, to purchase Common Stock with an exercise price of $1.50 and a five year term to the placement agent. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement, requiring the Company to classify the warrants as a derivative liability.

Level 3 Financial Liabilities – Derivative warrant liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the condensed consolidated balance sheet as of December 31, 2015:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative warrant liabilities	$185,715	$—	$—	$185,715	$185,715

14

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended December 31, 2015:

Fair Value Measurement Using Level 3 Inputs
Total
Balance, April 1, 2015	$—
Issuance of derivative warrant liabilities	206,715
Change in fair value of derivative warrant liabilities	(21,000)
Balance, December 31, 2015	$185,715

The fair value of the derivative feature of the warrants on the issuance dates and at the balance sheet date were calculated using a binomial option model valued with the following weighted average assumptions:

	May 22, 2015	June 9, 2015	December 31, 2015
Risk free interest rate	1.57%	1.74%	1.76%
Dividend yield	0.00%	0.00%	0.00%
Expected volatility	47%	47%	44%
Remaining term (years)	5.0	5.0	4.40 – 4.44

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar term on the date of the grant.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the warrants’ expected term.

Remaining term: The Company’s remaining term is based on the remaining contractual maturity of the warrants.

During the nine months ended December 31, 2015, the Company marked the derivative feature of the warrants to fair value and recorded a gain of $21,000 relating to the change in fair value.

Note 8. Stockholders’ Equity

As a result of the Merger, an aggregate of 5,500,006 shares of the Company’s Common Stock were issued to the holders of Akoustis Inc. stock.

In connection with the a Split-Off Agreement, the Company transferred all pre-Merger assets and liabilities to the Company’s pre-Merger majority stockholder, in exchange for the surrender by him and cancellation of 9,854,019 shares of the Company’s Common Stock. These cancelled shares resumed the status of authorized but unissued shares of the Company’s Common Stock. The remaining shareholders of the Company owned 3,000,005 shares of Common Stock shown as a recapitalization on the Condensed Consolidated Statement of Stockholders’ Equity.

On May 22, 2015, the Company issued 100,000 shares of Common Stock for professional services provided. These shares were expensed in the Condensed Consolidated Statement of Operations for the grant date fair value of $150,000.

15

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

During December 2015, 230,000 restricted shares were granted to two consultants pursuant to a one year investor relations agreement with a grant date fair value of $345,000. The restricted shares will vest over the life of the consulting agreement. These shares were not issued at December 31, 2015. The Company has recorded $20,795 and $0 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $20,795 and $0 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, for the shares that have vested, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $324,205 and $0, respectively, in unrecognized stock based compensation expense related to the unvested shares.

As further discussed in Note 1, the Company issued 3,362,104 shares of Common Stock in connection with the private placement.

As of December 31, 2015, the Company had 13,021,315 shares issued and outstanding.

Stock incentive plan

The Company had no equity compensation plans as of the end of fiscal year 2014.

On May 22, 2015, the Board of Directors adopted, and on the same date the stockholders approved, the 2015 Plan, which reserves a total of 1,200,000 shares of Common Stock for issuance under the 2015 Plan. The 2015 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants. The Company agreed not to grant awards under the 2015 Plan for more than 600,000 shares of Common Stock during the first year following the closing of the Merger. If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to the Company in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2015 Plan.

In addition, the number of shares of our Common Stock subject to the 2015 Plan, any number of shares subject to any numerical limit in the 2015 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Options granted under the Plan vest as determined by the Company’s board of directors and expire over varying terms, but not more than seven years from date of grant. In the case of an Incentive Stock Option that is granted to a 10% shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. During the period ended December 31, 2015, 160,000 options were issued to four non-employee directors.

The fair values of the Company’s options were estimated at the dates of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

For the Three and Nine Months Ended December 31,
2015
Expected term (years)	6.25
Risk-free interest rate	1.29%
Volatility	47%
Dividend yield	0%

Expected term: The Company’s expected term is based on the period the options are expected to remain outstanding. The Company estimated this amount utilizing the “Simplified Method” in that the Company does not have sufficient historical experience to provide a reasonable basis to estimate an expected term.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar term on the date of the grant.

16

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the options’ expected term.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

The following is a summary of the option activity:

	Options	Weighted Average Exercise Price

Outstanding – April 1, 2015	—	$—
Exercisable –April 1, 2015	—	—
Granted	160,000	1.50
Exercised	—	—
Forfeited/Cancelled	—	—
Outstanding – December 31, 2015	160,000	$1.50
Exercisable – December 31, 2015	—	$—

As of December 31, 2015 and March 31, 2015, the total intrinsic value of options outstanding and exercisable was $16,000. As of December 31, 2015, the Company has $94,660 in unrecognized stock based compensation expense attributable to the outstanding options which will be amortized over a period of 3.39 years.

For the three months ended December 31, 2015 and 2014, the Company recorded $7,040 and $0, respectively, in stock-based compensation related to stock options which is reflected in the condensed consolidated statements of operations.

For the nine months ended December 31, 2015 and the period May 12, 2014 (Inception) through December 31, 2014, the Company recorded $17,064 and $0, respectively, in stock-based compensation related to stock options which is reflected in the condensed consolidated statements of operations.

Issuance of restricted shares – employees and consultants

Restricted stock awards are considered outstanding at the time of execution by the Company and the recipient of a restricted stock agreement, as the stock award holders are entitled to dividend and voting rights. At the end of the third quarter of fiscal 2016, the number of shares granted for which the restrictions have not lapsed was 463,841 shares.

Restricted shares are valued using the share price on the date of most recent equity raise or the value of the services performed, whichever is more readily determinable. The grant date fair value of the award is recorded as share–based compensation expense over the respective vesting period. Any unvested portion of the grant awarded to consultants is accrued on the Balance Sheet as a component of accounts payable and accrued expenses. As of December 31, 2015 and March 31, 2015, the accrued stock based compensation was $89,598 and $5,857, respectively. The Company has the right to repurchase some or all of such shares upon termination of the individual’s service with the Company, whether voluntary or involuntary, for 60 months from the date of termination (“repurchase option”). The unvested shares are subject to forfeiture upon termination of consulting and employment agreements.

During the nine months ended December 31, 2015, the Company amended the original restricted stock vesting and repurchase option for certain award recipients. According to the amendment, 75% of the shares that have not vested as of September 30, 2015, shall be released from the repurchase option on the third anniversary of the original effective date of the agreement. The remaining 25% of the shares shall be released from the repurchase option on the fourth anniversary of the original effective date.

17

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

On June 16, 2014, 307,876 restricted shares were granted and issued to certain consultants with a grant date fair value of $273,050. The restricted shares vest according to the amended vesting schedule - 75% three years from the date of original issue and the remaining shares vesting at the fourth year anniversary. As of December 31, 2015, 96,211 shares have vested and were released from the repurchase option. The Company has recorded $15,332 and $1,250 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $92,685 and $2,690 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, for the shares that have vested which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $180,365 and $270,360, respectively, in unrecognized stock based compensation expense related to the unvested shares.

On July 21, 2014, 32,408 restricted shares were granted and issued to a certain employee with a fair value of $2,090. The restricted shares vest according to the amended vesting schedule - 75% three years from the date of original issue and the remaining shares vesting at the fourth year anniversary. As of December 31, 2015, 9,452 shares have vested and were released from the repurchase option. The Company has recorded $113 and $132 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $373 and $234 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $1,717 and $1,856, respectively, in unrecognized stock based compensation expense related to the unvested shares.

During August 2014, 81,020 restricted shares were granted and issued to certain consultants with a fair value of $120,563 at December 31, 2015. The restricted shares vest according to the amended vesting schedule - 75% three years from the date of original issue and the remaining shares vesting at the fourth year anniversary. As of December 31, 2015, 21,943 shares have vested and were released from the repurchase option. The Company has recorded $4,964 and $330 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $36,258 and $484 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $84,305 and $120,079, respectively, in unrecognized stock based compensation expense related to the unvested shares.

During September 2014, 129,633 restricted shares were granted and issued to certain consultants with a fair value of $54,570 at December 31, 2015. The restricted shares vest according to the amended vesting schedule - 75% three years from the date of original issue and the remaining shares vesting at the fourth year anniversary. As of December 31, 2015, 32,408 shares have vested and were released from the repurchase option. The Company has recorded $3,157 and $527 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $15,501 and $617 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $39,069 and $53,953, respectively, in unrecognized stock based compensation expense related to the unvested shares.

During March 2015, 72,918 restricted shares were granted and issued to a certain consultants with a fair value of $109,184 at December 31, 2015. The restricted shares vest according to the amended vesting schedule - 75% three years from the date of original issue and the remaining shares vesting at the fourth year anniversary. The Company has recorded $6,651 and $0 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $16,663 and $0 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $92,521 and $0, respectively, in unrecognized stock based compensation expense related to the unvested shares.

18

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

On June 15, 2015, the Board of Directors authorized the grant of 293,000 restricted shares to three employees with a grant date fair value of $439,500 at October 5, 2015, the date the agreements were executed by the employees and the Company. The restricted shares will vest over a four year period - 50% two years from the date of issue and 25% vesting on the third and fourth annual anniversaries. The Company has recorded $41,564 and $0 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $41,564 and $0 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $398,034 and $0, respectively, in unrecognized stock based compensation expense related to the unvested shares.

During November 2015, 36,200 restricted shares were granted to two employees with a grant date fair value of $54,300. The restricted shares will vest over a four year period - 50% two years from the date of issue and 25% vesting on the third and fourth annual anniversaries. These shares were not issued at December 31, 2015. The Company has recorded $2,634 and $0 in stock–based compensation expense for the three months ended December 31, 2015 and 2014 and for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $51,666 and $0, respectively, in unrecognized stock based compensation expense related to the unvested shares.

During December 2015, 70,000 restricted shares were granted to one employee with a grant date fair value of $105,000. The restricted shares will vest over a four year period - 50% two years from the date of issue and 25% vesting on the third and fourth annual anniversaries. These shares were not issued at December 31, 2015. The Company has recorded $4,213 and $0 in stock–based compensation expense for the three months ended December 31, 2015 and 2014, respectively, for which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. The Company has recorded $4,213 and $0 in stock–based compensation expense for the nine months ended December 31, 2015 and the period from May 12, 2014 (inception) through December 31, 2014, respectively, which is a component of general and administrative expenses in the Condensed Consolidated Statement of Operations. As of December 31, 2015 and 2014, the Company had $100,787 and $0, respectively, in unrecognized stock based compensation expense related to the unvested shares.

On July 23, 2015, the Board of Directors authorized an additional grant of 40,000 restricted shares to a certain employee.  These shares were not issued at December 31, 2015. The restricted stock agreement was executed by the employee on January 6, 2016. The restricted shares will vest over a four year period - 50% two years from the date of issue and 25% vesting on the third and fourth annual anniversaries.

Note 9. Commitments

Operating leases

In July 2014, Akoustis, Inc. entered into a 24–month lease agreement for office space located in Cornelius, North Carolina, terminating on June 30, 2016. Under the agreement, total annual rent is $24,000 with the option to renew the lease for two additional one year terms.

In April 2015, Akoustis, Inc. entered into a new lease agreement for office space in Huntersville, NC. The lease is for a three year term with monthly payments of $3,800 and requires a deposit of $10,000. At the time of the execution of the new lease, the original lease for the existing office space had 14 months remaining on the existing two year agreement. Akoustis, Inc. negotiated with the landlord to pay $16,000 for an eight month termination fee, which includes rent through May 15, 2015.

The operating leases provide for annual real estate tax and cost of living increases and contain predetermined increases in the rentals payable during the term of the lease. The aggregate rent expense is recognized on a straight-line basis over the lease term. The total lease rental expense was $52,768 and $13,613 for the nine months ended December 31, 2015 and the period May 12, 2014 (Inception) through December 31, 2014, respectively.

19

AKOUSTIS TECHNOLOGIES, INC.

(FORMERLY KNOWN AS DANLAX CORP.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2015

Total future minimum payments required under the new operating lease are as follows.

Year Ending December 31,
2016	$45,600
2017	45,600
2018	15,200
$106,400

Note 10. Related Party Transactions

Offering and convertible notes

Akoustis, Inc. was founded on May 12, 2014. In June 2014, the founders and angel investors contributed $530,000 in a series-seed equity financing.

During the equity financing of Akoustis, Inc., the CEO was the largest investor at $175,000. Furthermore, a firm owned by the Company’s CEO (Raytech, LLC) loaned the Company $30,000 to assist in purchase of test and measurement equipment required to evaluate the performance of the Company’s technology demonstrators. The loan agreement was a 12-month simple interest note. The loan agreement was repaid in full in March 2015.

In March 2015, Akoustis, Inc. issued convertible notes in exchange for investments of $655,000 by the founders and original angel investors. Of this, $200,000 was invested by the Company’s CEO. Also in March 2015 the Company executed a stock purchase agreement for $35,000 with an investor to offset legal and audit expenses related to the Merger and private placement offering. In April 2015, one of the convertible noteholders converted $10,000 of his convertible note into shares of Akoustis, Inc. Common Stock in order to enable the Company to qualify for additional matching funds from NSF. As a result, the net note investment remaining was $645,000, which, in accordance with the terms of the convertible notes, converted into Common Stock of the Company on the same terms as the other investors in the Company’s private placement offering referred to below, at a conversion price of $1.50 per share.

20

ITEM 2.	MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following management’s discussion and analysis should be read in conjunction with the Company’s historical financial statements and the related notes thereto. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those set forth under “Risk Factors” in the Super 8-K we filed with the SEC on May 29, 2015, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

References in this section to “Akoustis,” “we,” “us,” “our” “the Company” and “our Company” refer to refer to Akoustis Technologies, Inc. and its consolidated subsidiary, Akoustis, Inc.

As the result of the reverse merger and the change in business and operations of the Company on May 22, 2015, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Akoustis, Inc., the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights the results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. The discussion and analysis should be read together with such financial statements and the related notes thereto.

Overview

Akoustis is an early-stage company that designs and manufactures innovative filters enabling the radio frequency (RF) front-end of Mobile Wireless devices, such as smartphones. Located between the device’s antenna and its digital backend, the RF front-end is the circuitry that performs the analog signal processing and contains components such as amplifiers, filters and switches. To construct the resonators that are the building blocks for the RF filter, we have developed a fundamentally new single-crystal acoustic materials and device technology that we refer to as Bulk ONE™. Filters are critical in selecting and rejecting signals, and their performance enables differentiation in the modules defining the RF front-end.

We believe owning the core resonator technology and manufacturing our designs is the most direct and effective means of delivering our solutions to the market. Furthermore, our technology is based upon bulk-mode resonance, which is superior to surface-mode resonance for high band applications and emerging 4G/LTE and WiFi frequency band licenses. While our target customers make all or a portion of the RF front-end module, several customers lack access to critical high band technology to compete in high band applications and other traditional surface-mode solutions where higher power performance is required. We intend to design and manufacture our RF filter products to multiple customers and enable broader competition among the front-end module manufacturers. We plan to operate as a “pure-play” RF filter supplier and align with the front-end module manufacturers who seek to acquire high performance filters to grow their module business.

We have built prototype resonators using our proprietary single crystal materials. We are currently transferring and optimizing our Bulk ONE technology to our wafer-manufacturing partner under a joint development agreement (JDA) and a manufacturing agreement. We leverage both federal and state level, non-dilutive R&D grants to support development and commercialization of our technology. We are developing resonators for 4G/LTE and WiFi bands and the associated proprietary models and design kits required to design our RF filters. Once we have stabilized the wafer process technology, we plan to engage with strategic customers to evaluate first our resonators and then our filter prototypes. Our initial designs will target high band 4G/LTE and WiFi frequency bands. Since Akoustis owns its core technology and controls access to its IP, we can offer several ways to engage with potential customers. First, we can engage with customers using filters that we design and offer as a standard catalog component to multiple customers. Second, we can start with a customer-supplied filter specification, which we design and fabricate for a specific customer. Finally, we can offer our models and design kits for our customers to design their own filter into our proprietary technology.  In July 2014, the Company filed its first US patent applications on its Bulk ONE technology and we currently have seven US and three international pending patent applications.

21

Akoustis, Inc. was founded on May 12, 2014. In June 2014, our founders and angel investors contributed $530,000 in a series-seed equity financing.

Of the $530,000 raised in June 2014, our CEO was the largest investor at $175,000. Furthermore, a firm owned by our CEO (Raytech, LLC) loaned our company $30,000 to assist in purchase of test and measurement equipment required to evaluate the performance of our technology demonstrators. The loan agreement was a 12-month simple interest note. The loan agreement was repaid in full in March 2015.

In June 2014, Akoustis, Inc. applied for its first small business innovative research (“SBIR”) R&D grant with National Science Foundation (“NSF”). Akoustis, Inc. was awarded $150,000 for the Phase I SBIR grant in December of 2014 and was awarded an additional $30,000 for Phase Ib in May 2015. The NSF program increases the incentive and opportunity for startups and small businesses to undertake cutting-edge, high-quality scientific research and development. NSF and SBR provide grants in phases: a short proof-of-concept / feasibility grant ($150-225k) can potentially be followed by longer development grants.

The terms of the Phase I and Ib grants require that the grantee have full responsibility for the conduct of the project or activity supported and the adherence to the award conditions including those regarding record keeping, adequateness of financial reporting systems, measurement against project goals and budget and reporting deadlines. The Phase I grant period is January to June 2015 which was extended to December 2015 as a result of the Phase Ib award. A minimum of two-thirds of the research and/or analytical effort must be performed by the grantee and all products and equipment purchased to the extent practicable must be American-made.

Two-thirds or $100,000 of the total Phase I award was made in January 2015 and the remaining $50,000 will be paid upon the NSF’s official acceptance of the Company’s final Phase I report which was submitted before the January 15, 2016 deadline. The full Phase Ib award of $30,000 was received in June 2015.

Our partnership with NSF has strengthened since the start of our engagement and their support, in addition to accelerating our technology commercialization, and funding technical jobs, has provided additional opportunities for new grants and matching funds from their small business program. As a result, Akoustis was invited to apply for the NSF’s Phase II program which contains a maximum grant value of $750,000 in additional funding, starting in early 2016. We applied for the grant in July, 2015 and on February 1, 2016 were officially notified that the Company has been awarded a Phase II grant of $740,000. The Phase II grant will be paid Twenty -five percent (25%) at the time of the award, and twenty percent (20%) upon acceptance by NSF of each satisfactory interim report and the remainder (15%) upon acceptance by NSF of a satisfactory final report. Further, we believe our current equity financing activities qualify us for an additional $500,000 in Phase IIb matching funds to commercialize our technology. There can be no assurance, however, that the Phase IIB grant will be awarded.

In addition to the SBIR grant awards, the State of North Carolina awarded Akoustis with a Phase I NSF matching grant in January 2015 in the amount of $50,000. The initial payment of $37,500 was received in March of 2015. The final payment of $12,500 is contingent upon the submission and acceptance of the final NSF SBIR Phase I report submitted in January 2016 and receipt of the NSF notification that Akoustis is eligible for the final Phase I payment.

In March 2015, Akoustis, Inc. issued convertible notes in exchange for investments of $655,000 by the founders and original angel investors. Of this, $200,000 was invested by our CEO. Also in March 2015 we executed a stock purchase agreement for $35,000 with an investor to offset legal and audit expenses related to the Merger and private placement offering. In April 2015, one of the convertible noteholders converted $10,000 of his convertible note into shares of Akoustis, Inc., Common Stock in order to enable us to qualify for additional matching funds from NSF. As a result, the net note investment remaining was $645,000, which, in accordance with the terms of the convertible notes, converted into Common Stock of the Company on the same terms as the other investors in the Company’s private placement offering referred to below, at a conversion price of $1.50 per share.

On May 22, 2015, our wholly owned subsidiary, Akoustis Acquisition Corp., a corporation formed in the State of Delaware on May 15, 2015 (“Acquisition Sub”) merged (the “Merger”) with and into Akoustis, Inc., a corporation incorporated in the State of Delaware on May 12, 2014. Akoustis, Inc., was the surviving corporation in the Merger and became our wholly owned subsidiary. All of the outstanding stock of Akoustis, Inc., was exchanged for shares of our Common Stock.  In connection with the Merger and pursuant to a Split-Off Agreement, we transferred our pre-Merger assets and liabilities to our pre-Merger majority stockholder, in exchange for the surrender by him and cancellation of 9,854,019 shares of our Common Stock.

22

On May 22, 2015, concurrently with the closing of the Merger, and as a condition to the Merger, we held a closing on a private placement offering in which we sold 3,101,104 shares of our Common Stock, at a purchase price of $1.50 per share. On June 10, 2015, we completed a second and final closing of the private placement offering in which we sold an additional 261,000 shares of Common Stock. In total, we sold an aggregate of 3,362,104 shares of Common Stock. The aggregate gross proceeds from the offerings were $5,043,206 (before deducting placement agent fees and offering expenses of approximately $801,579).

During April and May 2015, $655,000 principal amount of convertible notes of Akoustis, Inc., were converted into 436,806 shares of Common Stock of the Company on the same terms as the other investors in the Offering at a conversion price of $1.50 per share. See “Description of Business—The Offering” for additional information.

We have earned no revenue from operations since inception, and our operations have been funded with the initial capital contributions, grants and debt. We have incurred losses totaling $3.4 million from inception through December 31, 2015. These losses are primarily the result of research and development costs associated with commercializing our technology, in addition to general administrative costs associated with critical roles as well as professional fees including legal and accounting. We expect to continue to incur substantial costs for commercialization of our technology on a continuous basis because our business model involves materials and solid state device technology development as well as engineering of catalog and custom filter designs.

Our financial statements contemplate the continuation of our business as a going concern. We are subject to the risks and uncertainties associated with a new business. We have no established source of capital, do not yet have the ability to earn revenue and have incurred significant losses from operations since inception. These matters raise substantial doubt about our ability to continue as a going concern. The Company estimates that its current cash on hand, $2.3million, will fund its operations through July, 2016 and we will need to raise further capital, through the sale of additional equity securities or otherwise, to support our future operations, to fund production qualification and ramp up to full production. There is no assurance that the Company’s projections and estimates are accurate. Our auditors also have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern in their report on our audited financial statements for the year ended March 31, 2015. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

Plan of Operation

We plan to commercialize our technology by designing and manufacturing single band and multi-band solutions that address problems (such as insertion loss, bandwidth, power handling and isolation) created by the growing number of frequency bands in the RF front-end of mobile devices to support 4G/LTE and WiFi. First, we plan to develop a series of single-band low-loss BAW filter designs for 4G/LTE and WiFi frequency bands, which are dominated by higher loss BAW solutions and cannot be addressed with low band, lower power handling SAW technology. Second, we plan to develop a series of filter solutions that can cover multiple frequency bands. In order to succeed, we must convince RF front-end module manufactures to use our Bulk ONE™ technology in their modules. However, since there are only two dominant BAW suppliers in the industry that have high band technology, and both utilize such technology as a competitive advantage at the module level, we expect customers that lack access to high band filter technology will be open to engage with our pure-play filter company.

Our primary activity in the near term will be to continue to work on building our supply chain to produce our Bulk ONE™ technology wafers at our wafer manufacturing partner. We expect to complete technology transfer by the end of June 2016. There is no assurance that we can complete our technology transfer or the subsequent design effort, or that our designs will have acceptable performance with our target customers. In addition, our filter designs will compete with other BAW and SAW products and solutions available to the industry and may not be selected even if fully compliant with all specifications.

Once we complete our technology transfer and customer validation of our technology, we expect to begin production qualification of our Bulk ONE™ process technology to support a product family of 4G/LTE and WiFi filter solutions. Once the company has stabilized its process technology in a manufacturing environment, then we will begin product development of our high band filter products in the frequency range from 1.5GHz to 6.0GHz. The target frequency bands will be prioritized based upon customer priority. We expect this will require recruiting and hiring additional personnel. While we have started discussions with several prospective customers for the design, such discussions are ongoing and may not result in any agreements. We expect to proceed with our plan to develop a family of standard catalog filter designs regardless of the outcome of these discussions.

We plan to pursue filter design and R&D development agreements and potentially joint ventures with target customers and other strategic partners. These types of arrangements may subsidize technology development costs and qualification, filter design costs, as well as offer complementary technology and market intelligence and other avenues to revenue. However, we intend to retain ownership of our core technology, IP, designs and related improvements. We expect to pursue development of catalog designs for multiple customers, and offer such catalog products in multiple sales channels.

23

We expect to use our approximate $2.3 million of cash and cash equivalents as of February 8, 2016 for product development, for commercialization of our technology, for research and development, for the development of our patent strategy and expansion of our patent portfolio, as well as for working capital and other general corporate purposes. The Company estimates that its current cash on hand will fund its operations through July, 2016 and will be sufficient to fund the foregoing milestones through technology transfer. Due to the impending lack of funds, we will need to raise further capital, through the sale of additional equity securities or otherwise, to support our future operations, to fund production qualification and ramp up to full production. There is no assurance that the Company’s projections and estimates are accurate. Our anticipated costs include employee salaries and benefits, compensation paid to consultants, capital costs for research and other equipment, costs associated with development activities including travel and administration, legal expenses, sales and marketing costs, general and administrative expenses, and other costs associated with an early stage, publicly-traded technology company. In the next twelve months, we anticipate adding employees for research and development, as well as general and administrative functions, to support our efforts and we expect to incur consulting expenses related to technology development and other efforts as well as legal and related expenses to protect our intellectual property. The Company’s ability to fund these incremental costs will contingent on its ability to raise additional funds.

The amounts that we actually spend for any specific purpose may vary significantly and will depend on a number of factors including, but not limited to, the pace of progress of our commercialization and development efforts, actual needs with respect to product testing, development and research, market conditions, and changes in or revisions to our marketing strategies. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses; however, we do not have plans for any acquisitions at this time. We have significant discretion in the use of the net proceeds.

Commercial development of new technology is, by its nature, unpredictable. Although we will undertake development efforts with commercially reasonable diligence, there can be no assurance that our current cash and cash equivalents will be sufficient to enable us to commercialize our technology to the extent needed to create future sales to sustain operations as contemplated herein. If the Company cannot successfully raise additional capital, or the Company does not receive anticipated proceeds from research grants or such grant payments are delayed, or the Company experiences costs in excess of estimates to continue its research and development plan, the Company will not have sufficient resources to continue as a going concern for the next twelve months, and we will consider other options to continue our path to commercialization, including, but not limited to, debt financing, co-development agreements, curtailment of operations, suspension of operations, sale or licensing of developed intellectual or other property, or other alternatives.

If we are unable to raise the funds that we believe are needed to develop our technology and enable future sales, we may be required to scale back our development plans by reducing expenditures for employees, consultants, business development and marketing efforts, and other envisioned expenditures. This could reduce our ability to commercialize our technology or require us to seek further funding earlier, or on less favorable terms, than if we had raised the full amount of the proposed offering.

We cannot assure you that our technology will be accepted, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. See Note 3 to our financial statements for a more complete description of our significant accounting policies.

24

Intangible assets

Intangible assets consist of patents and trademarks. Estimates of future cash flows and timing of events for evaluating long–lived assets for impairment are based upon management’s judgment. If any of the Company’s intangible or long–lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Applicable long–lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment. Patents are amortized on the straight-line method over their useful lives of 15 years.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued expenses, and convertible notes payable approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

25

Fair value measurements are categorized using a valuation hierarchy for disclosure of the inputs used to measure fair value, which prioritize the inputs into three broad levels:

—	Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

—	Level 2 - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date, and include those financial instruments that are valued using models or other valuation methodologies.

—	Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common Stock and does not intend to pay dividends on its Common Stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

26

Results of Operations

Summary of Operations for the Three Months Ended December 31, 2015 and 2014

Revenue

The Company did not have any revenues from operations during the three months ended December 31, 2015 and the three months ended December 31, 2014.

Expenses

Research and Development Expenses

Research and Development expenses were $351,892 for the three months ended December 31, 2015, an increase of $289,250 or 462%, compared with $62,642 for the three months ended December 31, 2014. The increase was due to the ramp up of research and development activity during the Company’s second year of operation. The increased expenditures occurred primarily in areas of R&D personnel costs, which were $219,486 for the three month period ended December 31, 2015 and $0 for the three month period ended December 31, 2014 and in material and material processing costs, which were higher by $47,399 or 88%.

General and Administrative Expenses

General and Administrative expenses for the three months ended December 31, 2015 were $724,481 versus $94,473 for the three months ended December 31, 2014, an increase of $630,008 or 667%. The increase in spending occurred mainly in the areas of: (1) officer and staff personnel costs due to ramp up of headcount in the Company’s second year of operations, higher by $295,482 or 482%, (2) professional fees, primarily legal and accounting services, up by $98,880 or 643%, (3) insurance expense, mainly Directors and Officers (“D&O”) coverage, higher by $42,845 or 6472% and (4) Stock based compensation expense, which was $106,365 for the three months ended December 31, 2015 versus $0 for the three month period ended December 31, 2014.

Other Income

Other Income for the three months ended December 31, 2015 was comprised of interest income of $352 and the change in the fair value of derivative liabilities of $5,414. The Company recorded no Other Income for the quarter ended December 31, 2014.

Net Loss

Net Loss was $1,070,607 for the three months ended December 31, 2015, an increase of $913,492 or 581%, compared to a net loss of $157,115 for the three months ended December 31, 2014. The increase was primarily due the Company recording higher costs in its second year in the areas of R&D and G&A salary and wages due to the ramp up of headcount, material and material processing due to increased R&D activity, increase in professional fees, mainly legal and accounting as well as increases in stock based compensation and D&O insurance costs.

Summary of Operations for the Nine Months Ended December 31, 2015 and the Period from May 12, 2014 (Inception) to December 31, 2014

Revenue

The Company did not have any revenues from operations during the nine months ended December 31, 2015 or for the period from May 12, 2014 (inception) to December 31, 2014.

Expenses

Research and Development Expenses

Research and Development expenses were $867,527 for the nine months ended December 31, 2015, which is an increase of $726,120 or 513% over the $141,407 costs incurred for the period from May 12, 2014 (inception) to December 31, 2014. The cost increase was due to the Company’s ramp up in R&D activity in its second year of operations. The increased spend occurred mainly in the areas of material and material processing costs, which were higher by $242,621 or 194%, subcontractor costs which were higher by $45,425 or 1744% as well as personnel costs, which were $389,721 for the nine months ended December 31, 2015 versus $2,605 for the period of May 14, 2014 (inception) to December 31, 2014.

27

General and Administrative Expenses

General and Administrative expenses for the nine months ended December 31, 2015 were $2,145,931, representing an increase of $1,935,044 or 918% compared to the $210,887 recorded for the period of May 12, 2014 (inception) through December 31, 2014. The largest increase was in personnel costs, which were higher by $815,138 or 600% due to the ramp up of headcount in the Company’s second year of operations. Other significant increases occurred in professional fees, primarily legal and accounting, higher by $389,052 or 1167%, in insurance expense, up by $100,439 or 7774%, as well as in stock based compensation, which was $397,750 for the nine months ended December 31, 2015 and $0 for the period of May 12, 2014 (inception) to December 31, 2014.

Other Income

Other Income is comprised of grant income, interest income and the change in the fair value of derivative liabilities. During the nine months ended December 31, 2015, the Company recorded Other Income of $52,022, which was comprised of grant income of $29,999 from the NSF, $1,023 of interest income and $21,000 for the change in fair value of derivative liabilities. The Company recorded no Other Income for the period from May 12, 2014 (inception) through December 31, 2014.

Net Loss

Net Loss was $2,961,436 for the nine months ended December 31, 2015, an increase of $2,609,142 or 741%, compared to a net loss of $352,294 for the period from May 12, 2014 (inception) to December 31, 2014. The increase was primarily due to the Company recording higher costs in its second year in the areas of: R&D and G&A salary and wages due to the ramp up of headcount, material and material processing due to increased R&D activity, professional fees, mainly legal and accounting, an increase in stock based compensation as well as an increase in costs associated with D&O Insurance coverage.

Liquidity and Capital Resources

We have earned no revenue from operations since inception, and our operations have been funded with initial capital contributions, sales of our equity securities, debt financing and research and development grants.

We had current assets of $2,551,376 and current liabilities of $509,617 at December 31, 2015, resulting in working capital of $2,041,759. The primary source of working capital during the nine months ended December 31, 2015 was from the issuance of Common Stock.

Operating activities used cash of $2,282,191, for the nine months ended December 31, 2015 compared to $329,481 for the period from May 12, 2014 (inception) through December 31, 2014. The net loss of $2,961,436 for the nine months ended December 31, 2015 comprised the majority of the cash used in operations in comparison to the loss of $352,294 for the period from May 12, 2014 (inception) through December 31, 2014 which was also driven by cash used in operations.

Investing activities used cash of $163,686 for the nine months ended December 31, 2015. Investing activities consisted of $142,168 paid for machinery and equipment and $21,518 paid for intangibles, which include patent applications and trademarks. For the period from May 12, 2014 (inception) through December 31, 2014, we used $97,622 in investing activities, which consisted of $71,187 paid for machinery and equipment and $26,435 paid for intangibles.

Financing activities provided cash of $4,241,627 for the nine months ended December 31, 2015 and were the result of the issuance of Common Stock. During April 2015, $10,000 in principal amount of convertible notes of Akoustis, Inc. was converted into 6,806 shares (on a post-Merger basis) of our Common Stock. On May 22, 2015, concurrently with the closing of the Merger, we closed on a private placement offering in which we sold 3,101,104 shares of our Common Stock, at a purchase price of $1.50 per share, for aggregate gross proceeds (before placement agent fees and offering expenses) of $4,651,706. In addition, at that closing, an additional $645,000 in principal amount of convertible notes of Akoustis, Inc. converted into 430,000 shares of our common stock. On June 10, 2015, we completed a second and final closing of the offering in which we sold an additional 261,000 shares of Common Stock for aggregate gross proceeds (before placement agent fees and offering expenses) of $391,500. In total we sold an aggregate of 3,362,104 shares of Common Stock in the offering and received aggregate gross proceeds of $5,043,206 before deducting placement agent fees and expenses of approximately $801,579. In total, we have issued 3,798,910 shares (including 6,806 Common Stock shares and 430,000 Common Stock shares issues in exchange for convertible notes of $10,000 and $645,000 in April and May 2015, respectively). Financing activities provided cash of $545,225 for the period from May 12, 2014 (inception) to December 31, 2014. Financing activities included receipt of $530,000 from the issuance of preferred stock and $30,000 from a promissory note, of which $14,776 was repaid during the period.

28

Off-Balance Sheet Transactions

The Company did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of December 31, 2015.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable to a smaller reporting company.

ITEM 4.	CONTROLS AND PROCEDURES

Our management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

An evaluation was conducted under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer, our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2015. Based on that evaluation, our management concluded that our disclosure controls and procedures were ineffective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC’s rules and forms, and is accumulated and communicated to our management, including our CEO/CFO, as appropriate, to allow timely decisions regarding required disclosure, due to the limited number of employees, which impacts our ability to conduct a thorough internal review, and the Company's reliance on external accounting personnel to prepare financial statements.

Changes in Internal Controls over Financial Reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report, which has materially negatively affected, or is reasonably likely to materially negatively affect, our internal controls over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business, financial condition or results of operation. There are currently no pending legal proceedings that we believe will have individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. As far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

ITEM 1A.	RISK FACTORS.

The risk factors set forth in Item 2.01 of the Super 8-K under the caption “Risk Factors” are incorporated herein by reference.

29

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Other than as reported in our Current Reports on Form 8-K filed with the SEC, we have not sold any of our equity securities during the period covered by this Report.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION.

None.

ITEM 6.	EXHIBITS.

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Quarterly Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Form 10-Q and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

The following exhibits are filed (or furnished) with this Report:

Exhibit Number	SEC Report Reference No.	Description

31.1	*	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal executive officer

31.2	*	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal financial and accounting officer

30

32.2	*	Section 1350 Certification of principal executive officer (This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.)
32.2	*	Section 1350 Certification of principal financial and accounting officer (This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.)

101	*	Interactive Data Files of Financial Statements and Notes

101.INS	*	Instant Document

101.SCH	*	XBRL Taxonomy Schema Document

101.CAL	*	XBRL Taxonomy Calculation Linkbase Document

101.DEF	*	XBRL Taxonomy Definition Linkbase Document

101.LAB	*	XBRL Taxonomy Label Linkbase Document

101.PRE	*	XBRL Taxonomy Presentation Linkbase Document

*	Filed or furnished herewith

31

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 16, 2016	Akoustis Technologies, Inc.

	By:	/s/ Cindy C. Payne
Cindy C. Payne Chief Financial Officer (Principal Financial and Accounting Officer)

32

Exhibit 31.1

Certification Pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934

I, Jeffrey B. Shealy, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended December 31, 2015, of Akoustis Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15-d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

February 16, 2016

/s/ Jeffrey B. Shealy
Jeffrey B. Shealy Chief Executive Officer (principal executive officer)

Exhibit 31.2

Certification Pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934

I, Cindy C. Payne, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended December 31, 2015, of Akoustis Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15-d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

February 16, 2016

/s/ Cindy C. Payne
Cindy C. Payne Chief Financial Officer (principal financial and accounting officer)

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, Jeffrey B. Shealy, certify that:

1.	The Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 (the “Report”) of Akoustis Technologies, Inc. (the “Company”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   February 16, 2016

/s/ Jeffrey B. Shealy
Jeffrey B. Shealy Chief Executive Officer (principal executive officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, Cindy C. Payne, certify that:

1.	The Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 (the “Report”) of Akoustis Technologies, Inc. (the “Company”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   February 16, 2016

/s/ Cindy C. Payne
Cindy C. Payne Chief Financial Officer (principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

TM

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-193467 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2016, Akoustis Technologies, Inc. (“Akoustis” or the “Company”) held a closing of a private placement offering (the “Offering”) in which we sold 313,125 shares of our common stock, par value $0.001 per share (the “Common Stock”) at a fixed purchase price of $1.60 per share (the “Offering Price”), for aggregate gross proceeds of $501,000 (before deducting expenses of the Offering). The round was led by Akoustis Director Jerry Neal, founder of RF Micro Devices Inc. (now, Qorvo, Inc.) and CEO Jeff Shealy, and included investments by other Directors and Akoustis Senior Management.

If, during the period from the first Closing of the Offering until ninety (90) days after the date on which the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission, the Company shall issue additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Company’s 2015 Equity Incentive Plan and certain issuances of securities in connection with credit arrangements, equipment financings, lease arrangements or similar transactions) for a consideration per share less than the Offering Price (as adjusted for any subsequent stock dividend, stock split, distribution, recapitalization, reclassification, reorganization or similar event) (the “Lower Price”), each such investor will be entitled to receive from the Company additional shares of Common Stock in an amount such that, when added to the number of shares of Common Stock initially purchased by such investor, will equal the number of shares of Common Stock that such investor’s Offering subscription amount would have purchased at the Lower Price.

The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Regulation D promulgated by the SEC thereunder. The Common Stock in the Offering was sold to “accredited investors” as defined in Regulation D.

In connection with the Offering, we did not pay a commission to any broker or dealer.

In connection with the Offering, we entered into a Registration Rights Agreement, pursuant to which we have agreed that promptly, but no later than 90 calendar days from the final closing of the Offering, the Company will file a registration statement with the SEC (the “Registration Statement”) covering the resale of the shares of Common Stock issued in the Offering (the “Registrable Shares”). The Company must use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days after filing with the SEC. If (a) the Company is late in filing the Registration Statement, (b) the Registration Statement is not declared effective within 120 days after the final closing of the Offering, (c) the Registration Statement ceases for any reason to remain effective or the holders of Registrable Shares are otherwise not permitted to utilize the prospectus therein to resell the Registrable Shares for a period of more than fifteen consecutive trading days; or (d) the Registrable Shares are not listed or included for quotation on OTC Markets, Nasdaq, the New York Stock Exchange or NYSE MKT, or trading of the Common Stock is suspended or halted for more than three consecutive trading days, the Company will make payments to each holder of Registrable Shares as monetary penalties at a rate equal to 12% of the Offering Price per annum for each share affected during the period of such failure; provided, however, that in no event will the aggregate of any such penalties exceed 8% of the Offering Price per share. No liquidated damages shall accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”) or after the shares may be resold under Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

The Company must keep the Registration Statement effective until the earlier of (i) two years from the date it is declared effective by the SEC and (ii) the date Rule 144 is available to the holders of Registrable Shares with respect to all of their Registrable Shares without volume or other limitations.

The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a Cutback Comment) will have “piggyback” registration rights for such Registrable Shares with respect to up to two registration statements filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, subject to customary cutback pro rata in an underwritten offering.

We will pay all expenses in connection with any registration obligation provided in the registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Report:

Exhibit No.	Description
10.1	Registration Rights Agreement among the Company and the investors in the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy Title: Chief Executive Officer

Date: March 11, 2016

Exhibit 10.1

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of , 2016, among Akoustis Technologies, Inc., a Nevada corporation (the “Company”), the persons who have executed omnibus or counterpart signature page(s) hereto (each, a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Rule 506 of Regulation D promulgated under the Securities Act to accredited investors in a private placement offering (the “Offering”) shares (the “Shares”) of the common stock of the Company, par value

$0.001 per share, pursuant to that certain Subscription Agreement entered into by and between the Company and each of the subscribers for the Shares set forth on the signature pages affixed thereto (the “Subscription Agreement”); and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Subscribers in the Offering who purchased the Shares

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.                  Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means the OTC Markets Group, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE MKT.

“Blackout Period” means, with respect to a registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, or the filing of an amendment to such registration statement in the circumstances described in Section 4(f), would be seriously detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non- public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

1

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Effective Date” means the date of the final closing of the Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Subscriber or any of such Subscriber’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Subscriber or from any Permitted Assignee.

“Majority Holders” means, at any time, Holders of a majority of the Registrable Securities then outstanding.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Piggyback Registration” means, in any registration of Common Stock referenced in Section 3(b), the right of each Holder to include the Registrable Securities of such Holder in such registration.

2

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Shares, but excluding any otherwise Registrable Securities that (i) have been sold or otherwise transferred other than to a Permitted Assignee, (ii) may be sold under the Securities Act without volume limitations either pursuant to Rule 144 of the Securities Act or otherwise during any ninety (90) day period, or (iii) are at the time subject to an effective registration statement under the Securities Act.

“Registration Default Period” means the period during which any Registration Event occurs and is continuing.

“Registration Effectiveness Date” means the date that is one hundred and eighty (180) calendar days after the Registration Statement is first filed with the Commission.

“Registration Event” means the occurrence of any of the following events:

(a)                the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b)               the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c)                after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities (including a Blackout Period) for a period of more than fifteen (15) consecutive Trading Days, except as excused pursuant to Section 3(a); or

(d)               the Registrable Securities, if issued, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal markets for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time.

“Registration Filing Date” means the date that is ninety (90) calendar days after the Effective Date.

“Registration Statement” means the registration statement that the Company is required to file pursuant to Section (a)a.i.1(a) of this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

3

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Shares” means the shares of Common Stock issued to the Subscribers pursuant to the Subscription Agreement [(including any Shares of Common Stock issued pursuant to Section 18 of the Subscription Agreement)] and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Trading Day” means any day on which such national securities exchange, the OTC Markets Group or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

Capitalized terms used herein without definition have the meanings ascribed to them in the Subscription Agreement.

2.                  Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is the later of (x) two years from the SEC Effective Date and (y) the date on which all Registrable Securities held by such Holder are transferred other than to a Permitted Assignee or may be sold under Rule 144 without restriction (including, without limitation, volume restrictions) during any ninety (90) day period; or (ii) the date otherwise terminated as provided herein.

3.	Registration.

(a)                Registration on Form S-1. The Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities, and the Company shall (i) use its commercially reasonable efforts to make the initial filing of the Registration Statement no later than the Registration Filing Date, (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement effective for a period of two (2) years or for such shorter period ending on the earlier to occur of (x) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee and (y) the date as of which all of the Holders may sell all of the Registrable Securities without

4

restriction pursuant to Rule 144 (including, without limitation, volume restrictions) within a 90 day period (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. Notwithstanding the foregoing, in the event that the staff (the “Staff”) of the Commission should limit the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the Commission on behalf of all of the holders of Registrable Securities from the Registrable Securities, on a pro rata basis among the holders thereof. In such event, the Company shall give the Subscribers prompt notice of the number of Registrable Securities excluded therefrom. No liquidated damages shall accrue or be payable to any Holder pursuant to Section 3(d) with respect to any Registrable Securities that are excluded by reason of the foregoing sentence.

(b)               Piggyback Registration. If, after the SEC Effective Date, the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8 (or its then equivalent form) or any of their Family Members (including a registration on Form S-8 (or its then equivalent form)), (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 (or its then equivalent form) in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) a transaction relating solely to the sale of debt or convertible debt instruments, then the Company shall promptly give to each Holder written notice thereof (the “Registration Rights Notice”) (and in no event shall such notice be given less than twenty (20) calendar days prior to the filing of such registration statement), and shall, subject to Section (a)a.i.1(c), include as a Piggyback Registration all of the Registrable Securities (including any Registrable Securities that are removed from the Registration Statement as a result of a requirement by the Staff) specified in a written request delivered by the Holder thereof within ten (10) calendar days after delivery to the Holder of such written notice from the Company. However, the Company may, without the consent of such Holders, withdraw such registration statement prior to its becoming effective if the Company or such other selling stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby. The right contained in this paragraph may be exercised by each Holder only with respect to two (2) qualifying registrations.

(c)                    Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders as part of the Registration Rights Notice. In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in

5

customary form with the underwriter selected for such underwriting by the Company or such other selling stockholders, as applicable. Notwithstanding any other provision of this Section (a)a.i.1(c), if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i)                 If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Holders) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

(ii)               If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand to the extent of their demand registration rights, and then, subject to obligations and commitments existing as of the date hereof, to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Holders) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

(d)               Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum of the aggregate purchase price paid by such Holder pursuant to Subscription Agreement with respect to such Holder’s Registrable Securities that are affected by such

6

Registration Event, for the period during which such Registration Event continues to affect such Registrable Securities. Notwithstanding the foregoing, the maximum amount of liquidated damages that may be paid by the Company pursuant to this Section 3(d) shall be an amount equal to eight percent (8%) of the applicable foregoing amount with respect to such Holder’s Registrable Securities that are affected by all Registration Events in the aggregate. Each payment of liquidated damages pursuant to this Section 3(d) shall be due and payable in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Such payments shall constitute the Holder’s exclusive remedy for any Registration Event. The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event. The amounts payable as liquidated damages pursuant to this Section 3(d) shall be payable in lawful money of the United States. Notwithstanding the foregoing, the Company will not be liable for the payment of liquidated damages described in this Section 3(d) for any delay in registration of Registrable Securities that would otherwise be includable in the Registration Statement pursuant to Rule 415 solely as a result of a comment received by the Staff requiring a limit on the number of Registrable Securities included in such Registration Statement in order for such Registration Statement to be able to avail itself of Rule 415. In the event of any such delay, the Company will use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Registrable Securities that have been cut back from being registered pursuant to Rule 415 only with respect to that portion of the Holders’ Registrable Securities that are then Registrable Securities.

(e)                Other Limitations. Notwithstanding the provisions of Section 3(d) above, if (i) the Commission does not declare the Registration Statement effective on or before the Registration Effectiveness Date, or (ii) the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Effectiveness Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for

(i) or (ii) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (ii) the Company may (notwithstanding anything to the contrary contained herein) reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder, and in the case of (i) or (ii) the Holder shall not be entitled to liquidated damages with respect to the Registrable Securities not registered for the reason set forth in (i) or so reduced on a pro rata basis as set forth above.

4.                  Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

7

(a)                prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement in accordance with Section (a)a.i.1(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective for the Effectiveness Period;

(b)               if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)                prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d)               furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(e)                use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions within the United States as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)                as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the Subscribers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus

8

otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)                comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h)               as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)                 use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Markets Group or such other principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or traded or quoted;

(j)                 provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(k)               cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(l)                 during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

(m)             take all other commercially reasonable actions necessary to enable the Holders to sell the Registrable Securities by means of the Registration Statement during the term of this Agreement.

5.	Obligations of the Holders.

(a)                Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the

9

Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)               The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section (a)a.i.1(a) and/or (a)a.i.1(b) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”) or any update thereto not later than three (3) Business Days following a request therefore from the Company.

(c)                Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.                  Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7.                  Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

10

8.	Indemnification.

(a)                In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that such indemnity agreement found in this Section 8(a) shall in no event exceed the net proceeds from the Offering received by the Company; and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by a Holder to the Company for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities; or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

(b)               As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or

11

liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in any registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information furnished by the Holder to the Company for use in the preparation thereof, and such Holder shall reimburse the Company, and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons, each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement, except in the case of fraud or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)                Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting there from.

12

(d)               If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Sections 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e)                If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)                Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)                Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

9.                  Rule 144. For a period of at least twelve (12) months following the Effective Date, the Company will use its commercially reasonable efforts to timely file all reports required to be filed by the Company after the date hereof under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Subscribers and make publicly available in accordance with Rule 144(c) such information as is required for the Subscribers to sell shares of Common Stock under Rule 144.

13

10.              Independent Nature of Each Subscriber’s Obligations and Rights. The obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and each Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement. Nothing contained herein and no action taken by any Subscriber pursuant hereto, shall be deemed to constitute such Subscribers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

11.	Miscellaneous.

(a)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)               Remedies. Except as otherwise specifically set forth herein with respect to a Registration Event, in the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Except as otherwise specifically set forth herein with respect to a Registration Event, the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)                Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d)               No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

14

(e)                Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)                Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with an nationally recognized overnight courier service with next day delivery specified, costs prepaid) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (e) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Company, to:

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite H Huntersville, NC 28078

Attn: Jeff Shealy

Telephone Number: 1-704-997-5735

E-mail Address: jshealy@akoustis.com with copy to:

CKR Law LLP

1330 Avenue of the Americas New York, NY 10019 Attention: Barrett S. DiPaolo Facsimile: 1-212-259-8200

Telephone Number: 1-212-259-7300

E-mail Address: bdipaolo@ckrlaw.com

if to a Subscriber, to:

such Subscriber at the address set forth on the signature page hereto;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 11(f).

(g)                Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this

15

Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h)               Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Subscriber, by execution of an Omnibus Signature Page to this Agreement and the Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e- mail, which contains a portable document format (.pdf) file of an executed signature page, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(i)                 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)                 Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Subscribers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Subscribers under this Agreement.

[COMPANY SIGNATURE PAGE FOLLOWS]

16

This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:

AKOUSTIS TECHNOLOGIES, INC.

By: ______________________________

Name: Jeffrey B. Shealy

Title: Chief Executive Officer

SUBSCRIBERS

See Omnibus Signature Pages to Subscription Agreement

17

Annex A

AKOUSTIS TECHNOLOGIES, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Securities of Akoustis Technologies, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name:

(a)	Full Legal Name of Selling Securityholder

_____________________________________________________________________________________________

_____________________________________________________________________________________________

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

_____________________________________________________________________________________________

_____________________________________________________________________________________________

2.	Address for Notices to Selling Securityholder:

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

Telephone:___________________________________________Fax:______________________________________________________

Email: _________________________________________________________________________________________________________

Contact Person: ________________________________________________________________________________________________

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

YES ☐         NO ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

YES ☐         NO ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

YES ☐         NO ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

YES ☐         NO ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

2

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)                Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned1 by the Selling Securityholder:

______________________________________________________________________________________________________

______________________________________________________________________________________________________

5.	Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________

1	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

2	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

3

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)
_____________________________________________	___________________________________________________
Signature	Name of Entity
_____________________________________________	___________________________________________________
Print Name	Signature

_____________________________________________	Print Name: ________________________________________
Signature (If Joint Tenants or Tenants in Common)
Title: _______________________________________________

PLEASE E-MAIL OR FAX A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

CKR Law LLP

1330 Avenue of the Americas, 14th

Floor New York, NY 10022

Attention: Linda B. Kalayjian

Facsimile: (212) 259-7300

E-mail Address: lkalayjian@CKRlaw.com

4